EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Hill, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of Gemini Explorations, Inc for the period ended October 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Gemini Explorations, Inc.

Dated: December 22, 2008

/s/ Michael Hill
Michael Hill
President, Chief Executive Officer, Secretary Treasurer
and Director
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)
Gemini Explorations, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Gemini Explorations, Inc. and will be retained by Gemini Explorations, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.